NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE February 24, 2012	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Full Year and Fourth Quarter 2011 Earnings;

2012 Earnings Guidance Announced

Pepco Holdings, Inc. (NYSE: POM) today reported fourth quarter and full year 2011 earnings from continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$23	$14	$260	$139
Earnings Per Share	$0.10	$0.06	$1.15	$0.62

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$34	$56	$283	$277
Adjusted Earnings Per Share	$0.15	$0.25	$1.25	$1.24

“2011 was a year of significant progress on our key initiatives,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “While recognizing there is still more work to be done, we are pleased that our investments to improve system reliability and the customer experience are beginning to produce tangible results.  Earnings were impacted by our increased spending on system maintenance and tree trimming, which are positively impacting our operating statistics and improving our restoration performance, as demonstrated during Hurricane Irene.”  Rigby added, “Throughout the year, we invested nearly $900 million in transmission and distribution infrastructure including projects focused on improving reliability and installing advanced technology.  This technology includes smart meters that will provide detailed account-specific energy use information to our customers and advanced control systems that will expedite power restoration after outages. Investments such as these are important components of our strategy to provide enhanced value to our customers and investors.”

Rigby went on to say that it is critically important to ensure timely cost recovery and the opportunity to earn reasonable rates of return on PHI’s extensive reliability investments.  “We filed distribution rate cases in each of the five

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electric jurisdictions we serve to help keep the rate of cost recovery in line with our rate of investment.  In addition, the filings propose cost recovery mechanisms that would reduce the time to recover reliability-related investment as well as mitigate the need to file costly, frequent rate cases. Reducing regulatory lag will continue to be a significant focus in 2012.”

The increase in adjusted net income from continuing operations (Non-GAAP) for the full year 2011, as compared to the full year 2010, was primarily the result of higher transmission and distribution revenue (due to higher rates driven by increased investment), lower interest expense, and higher default electricity supply margins (primarily due to an adjustment for the cost recovery of higher cash working capital costs).  Partially offsetting the earnings increases were higher Power Delivery operation and maintenance expense (due to increased electric system preventative maintenance and increased tree trimming) and the favorable impact of income tax adjustments in the 2010 period.

The decrease in adjusted net income from continuing operations (Non-GAAP) in the fourth quarter of 2011, as compared to the 2010 quarter was primarily the result of the favorable impact of an income tax settlement and income tax adjustments in the 2010 period.

Discontinued Operations

In 2010, the Board of Directors of Pepco Holdings approved a plan for the disposition of Conectiv Energy Holding Company.  The plan consisted of the sale of the wholesale power generation business, which was completed on July 1, 2010, and the liquidation of all of Conectiv Energy’s remaining assets and businesses, which has been substantially completed.  As a result of the plan of disposition, Conectiv Energy’s results of operations for the 2011 and 2010 quarterly and annual periods are reported as discontinued operations.  For the twelve months ended December 31, 2011, the net loss from discontinued operations was $3 million.

Special Items and Other Non-GAAP Adjustments

Management believes the special items and other non-GAAP adjustments shown below are not representative of Pepco Holdings’ ongoing business operations.  The other non-GAAP adjustments include mark-to-market losses resulting from economic hedging activities associated with the retail energy supply business of Pepco Energy Services, and the impact of adopting a tax law change in the District of Columbia.  The effect of these items was excluded from the 2011 earnings guidance range. Management uses earnings excluding special items and other non-GAAP adjustments and related per share data internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of earnings excluding special items and other non-GAAP adjustments and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings in accordance with accounting principles generally accepted in the United States (GAAP).

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Reconciliation of GAAP Earnings to Earnings Excluding Special Items and Other Non-GAAP Adjustments

Net Income from Continuing Operations – Millions of dollars		Three Months Ended December 31,		Twelve Months Ended December 31,
		2011	2010	2011	2010
Reported (GAAP) Net Income from Continuing Operations		$23	$14	$260	$139
Adjustments - Special Items (after-tax):
•	Debt extinguishment costs ($54 million and $189 million pre-tax, respectively)	-	32	-	113
•	Restructuring charge ($16 million and $30 million pre-tax, respectively)	-	10	-	18
•	Effects of Pepco divestiture-related claims ($11 million, pre-tax)	-	-	-	6
		23	56	260	276
Adjustments – Guidance-related (after-tax):		11	-	18	1
•	Mark-to-market losses from PES retail energy economic hedging activities ($18 million, $30 million, and $2 million pre-tax, respectively)
•	Effect of adopting a tax law change in District of Columbia ($7 million pre-tax)	-	-	5	-

Adjusted Net Income from Continuing Operations (Non-GAAP)		$34	$56	$283	$277

Earnings per Share from Continuing Operations		Three Months Ended December 31,			Twelve Months Ended December 31,
		2011	2010		2011	2010
Reported (GAAP) Earnings per Share from Continuing Operations		$0.10	$0.06	$ $	1.15	$0.62
Adjustments - Special Items (after-tax):
•	Debt extinguishment costs	-	0.15		-	0.51
•	Restructuring charge	-	0.04		-	0.08 8
•	Effects of Pepco divestiture-related claims	-	-		-	0.03
		0.10	0.25		1.15	1.24
Adjustments – Guidance-related (after-tax):
•	Mark-to-market losses from PES retail energy economic hedging activities	0.05	-		0.08	-
•	Effect of adopting a tax law change in District of Columbia	-	-		0.02	- -
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)		$0.15	$0.25		$1.25	$1.24

Earnings Guidance

Pepco Holdings today announced an earnings guidance range for 2012 of between $1.15 and $1.30 per share.  The guidance range:

•	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

•           assumes normal weather conditions, and

•	excludes the after-tax net mark-to-market effects of economic hedging activities associated with the retail energy supply business of Pepco Energy Services.

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2011 Events

Operations

•
Power Delivery electric sales were 49,266 gigawatt hours (GWh) in 2011, compared to 50,703 GWh in 2010.  In the electric service territory, heating degree days were lower by 6 percent and cooling degree days were lower by 9 percent in 2011, compared to 2010.  Weather adjusted electric sales were 48,785 GWh in 2011, compared to 49,047 GWh in 2010.

•
Power Delivery electric sales were 10,966 GWh in the fourth quarter of 2011, compared to 11,685 GWh for the same period in 2010.  In the electric service territory, heating degree days were lower by 23 percent for the three months ended December 31, 2011, compared to the same period in 2010.  Weather adjusted electric sales were 11,255 GWh in the fourth quarter of 2011, compared to 11,543 GWh for the same period in the prior year.

•
On August 18, 2011, PJM Interconnection, LLC notified Pepco Holdings that the scheduled in-service date for the Mid-Atlantic Power Pathway (MAPP) project has been delayed from June 1, 2015 to the 2019 to 2021 time period.  MAPP is a high voltage 152-mile interstate transmission project Pepco Holdings has proposed to improve reliability and provide interconnection to diverse generation sources.

•
In October 2011, Power Delivery established a forecast of capital expenditures for 2012 through 2016.  The forecast assumes a MAPP in-service date of 2020.  Total Power Delivery capital expenditures forecasted for the five year period are $5.6 billion.

•
As of December 31, 2011, Delmarva Power’s installation of advanced meters in its Delaware electric service territory was essentially complete (99 percent activated) and Pepco had installed approximately 90 percent of its advanced meters in its District of Columbia service territory (21 percent activated) and 12 percent of its advanced meters in its Maryland service territory (activation to begin in 2012).  The respective Public Service Commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure costs between rate cases, as well as the accrual of a return on the deferred costs.

•	Pepco Energy Services signed $47 million and $129 million of energy efficiency contracts for the fourth quarter and full year 2011, respectively.

•
In the fourth quarter of 2011, Pepco Energy Services incurred $11 million of net mark-to-market losses compared to less than $1 million of net mark-to-market losses in the fourth quarter of 2010.  For the full year 2011, Pepco Energy Services incurred $18 million of net mark-to-market losses compared to $1 million of net mark-to-market losses for the full year 2010.  The mark-to-market losses result from derivative contracts that economically hedge the delivery of electricity and gas to retail customers.  The

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mark-to-market losses as of December 31, 2011 are expected to reverse upon Pepco Energy Services’ delivery of the underlying commodity to its retail customers.

Regulatory – Decisions

•
On December 20, 2011, the Delaware Public Service Commission (DPSC) approved Delmarva Power’s request to implement dynamic pricing for its Delaware customers.  Dynamic pricing will reward Standard Offer Service (SOS) customers for lowering their energy use during those times when energy demand and, consequently, the cost of supplying electricity are higher.  Implementation for residential customers will be phased in over 2012 and 2013.  Implementation for commercial and industrial SOS customers will be phased in over 2013 and 2014.

•
On July 8, 2011, the Maryland Public Service Commission (MPSC) approved the settlement agreement in Delmarva Power’s electric base rate case.  The MPSC granted a $12 million annual increase in Delmarva Power’s electric distribution base rates.  The new rates were effective July 8, 2011.  Although the return on equity was not specified in the proposed settlement, the MPSC authorized that the return on equity for purposes of calculating the allowance for funds used during construction and regulatory asset carrying costs would remain unchanged.  The current return on equity for those items is 10 percent.

•
On June 21, 2011, the DPSC approved the settlement agreement in Delmarva Power’s natural gas delivery base rate case.  The DPSC granted a $6 million annual increase in Delmarva Power’s natural gas delivery base rates, based on a 10 percent return on equity.  The new rates were effective July 1, 2011.  As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million in August 2010 and $7.7 million in February 2011.  The excess amount collected was returned to customers.

•
On January 18, 2011, the DPSC approved a $16 million annual increase in Delmarva Power’s electric distribution base rates based on a 10 percent return on equity.  The new rates were effective February 1, 2011.  As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million in November 2009 and $23.7 million in April 2010.  The excess amount collected was returned to customers.

Regulatory – Pending Cases

•
On December 16, 2011, Pepco filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $68 million, based on a requested return on equity of 10.75 percent.  In an effort to reduce regulatory lag, the filing includes a request for the approval of a reliability investment recovery mechanism (RIM) and the use of fully forecasted test years in future rate cases.  A decision in the case is expected in July 2012.

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•
On December 9, 2011, Delmarva Power filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $25 million, based on a requested return on equity of 10.75 percent.  In an effort to reduce regulatory lag, the filing includes a request for the approval of a RIM and the use of fully forecasted test years in future rate cases.  A decision in the case is expected in July 2012.

•
On December 2, 2011, Delmarva Power filed an electric distribution base rate case in Delaware.  The filing seeks approval of an annual rate increase of $32 million, based on a requested return on equity of 10.75 percent.  As permitted by Delaware law, Delmarva Power implemented an interim rate increase of $2.5 million on January 31, 2012, subject to refund.  In an effort to reduce regulatory lag, the filing includes a request for the approval of a RIM and the use of fully forecasted test years in future rate cases.  A decision in the case is expected in July 2012.

•
On October 18, 2011, Atlantic City Electric filed a petition in New Jersey for the approval of the continuance and expansion of the recently completed Infrastructure Investment Program (IIP).  The IIP allows recovery of Atlantic City Electric’s non-revenue generating infrastructure investment capital expenditures through a special rate outside of the normal rate recovery mechanism of a base rate filing.  Atlantic City Electric currently proposes to spend approximately $63 million, $94 million and $81 million in 2012, 2013 and 2014, respectively, on reliability-related capital expenditures.

•
On August 5, 2011, Atlantic City Electric filed an electric distribution base rate case in New Jersey.  The filing seeks approval of an annual rate increase of $59 million, based on a requested return on equity of 10.75 percent.

•
On July 8, 2011, Pepco filed an electric distribution base rate case in the District of Columbia.  The filing seeks approval of an annual rate increase of $42 million, based on a requested return on equity of 10.75 percent.  In an effort to reduce regulatory lag, the filing includes a request for the approval of a RIM and the use of fully forecasted test years in future rate cases.  A decision in the case is expected in the second quarter of 2012.

Other

•
In January 2012, Pepco Holdings subsidiaries filed suit against the Internal Revenue Service in the U.S. Court of Federal Claims to defend its tax position and recover the tax payment, interest and penalties resulting from the disallowed deductions associated with its cross-border energy lease investments in connection with the audit of its 2001 and 2002 income tax returns.

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•
On June 14, 2011, the Council of the District of Columbia adopted the Fiscal Year 2012 Budget Support Act of 2011.  The Act includes a unitary tax provision under which all commonly controlled subsidiaries of Pepco Holdings will be included in the District of Columbia income tax filing. This new reporting method became law on September 14, 2011 and is effective for tax years beginning on or after December 31, 2010.  The effects of the law change reduced Pepco Holdings’ 2011 after-tax earnings by $5 million, consisting of additional state income tax expense ($2 million, after-tax) and a charge associated with the recalculation of the equity investment in certain cross-border energy leases due to a change in state tax cash flow assumptions ($3 million, after-tax).

Further details regarding changes in consolidated earnings between 2011 and 2010 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

Conference Call for Investors

Pepco Holdings Inc. will host a conference call to discuss fourth quarter results on Friday, Feb. 24 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-713-8395 before 10:55 a.m.  The pass code for the call is 28200193.  International callers may access the call by dialing 1-617-597-5309, using the same pass code, 28200193.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 39586558.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 39586558.  An audio archive will be available at PHI's website, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section of each Reporting Company’s annual and quarterly reports filed in 2011, and investors should refer to these risk factor sections.  All of such factors are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was released, and each Reporting Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The factors described above should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2011 / 2010

		Twelve Months Ended December 31,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2010 Earnings (loss) per share from Continuing Operations (GAAP) (1)		$0.92	$0.16	$0.11	$(0.57)	$0.62

2010 Adjustments - Special Items (2)
• Restructuring Charge		0.08	-	-	-	0.08
• Effects of Pepco Divestiture-Related Claims		0.03	-	-	-	0.03
• Debt Extinguishment Costs		-	-	-	0.51	0.51

2010 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		1.03	0.16	0.11	(0.06)	1.24

Change from 2010 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
-	Weather (estimate) (3)	(0.02)	-	-	-	(0.02)
-	Rate Increases	0.10	-	-	-	0.10
-	Other Distribution Revenue	(0.02)	-	-	-	(0.02)
• Network Transmission Revenue		0.07	-	-	-	0.07
• ACE Basic Generation Service (primarily unbilled revenue)		(0.01)	-	-	-	(0.01)
• Standard Offer Service Margin		0.08	-	-	-	0.08
• Operation & Maintenance		(0.25)	-	-	-	(0.25)
• Depreciation		(0.04)	-	-	-	(0.04)
• Other, net		0.03	-	-	-	0.03
Pepco Energy Services
• Retail Energy Supply		-	(0.06)	-	-	(0.06)
• Energy Services		-	0.04	-	-	0.04
Other Non-Regulated		-	-	-	-	-
Corporate and Other		-	-	-	0.03	0.03
Net Interest Expense		(0.01)	0.03	-	0.15	0.17
Income Tax Adjustments
• Interest Related to Tax Settlement (covering prior tax years)		0.04	-	0.04	-	0.08
• Other Income Tax Adjustments, net		(0.06)	0.01	0.03	(0.16)	(0.18)
Dilution		(0.01)	-	-	-	(0.01)

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		$0.93	$0.18	$0.18	$(0.04)	$1.25

2011 Adjustments – Guidance-Related (2)
• Pepco Energy Services Retail Energy Supply Net Mark-to- market Losses		-	(0.08)	-	-	(0.08)
• District of Columbia Unitary Tax Impact		-	-	(0.02)	-	(0.02)

2011 Earnings (loss) per share from Continuing Operations (GAAP) (4)		$0.93	$0.10	$0.16	$(0.04)	$1.15

(1) The 2010 weighted average number of basic and diluted shares outstanding was 224 million.
(2) Management believes the special items and guidance related non-GAAP adjustments are not representative of the Company's ongoing business operations.
(3) The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.01 per share.
(4) The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2011 / 2010

		Three Months Ended December 31,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2010 Earnings (loss) per share from Continuing Operations (GAAP) (1)		$0.20	$0.03	$0.02	$(0.19)	$0.06

2010 Adjustments - Special Items (2)
• Restructuring Charge		0.04	-	-	-	0.04
• Debt Extinguishment Costs		-	-	-	0.15	0.15

2010 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.24	0.03	0.02	(0.04)	0.25

Change from 2010 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
-	Weather (estimate) (3)	(0.02)	-	-	-	(0.02)
-	Rate Increases	0.01	-	-	-	0.01
-	Other Distribution Revenue	(0.01)	-	-	-	(0.01)
• Network Transmission Revenue		0.02	-	-	-	0.02
• ACE Basic Generation Service (primarily unbilled revenue)		0.01	-	-	-	0.01
• Standard Offer Service Margin		0.01	-	-	-	0.01
• Operation & Maintenance		(0.03)	-	-	-	(0.03)
• Depreciation		(0.01)	-	-	-	(0.01)
• Other, net		0.01	-	-	-	0.01
Pepco Energy Services
• Retail Energy Supply		-	-	-	-	-
• Energy Services		-	-	-	-	-
Other Non-Regulated		-	-	-	-	-
Corporate and Other		-	-	-	0.04	0.04
Net Interest Expense		(0.01)	-	-	-	(0.01)
Income Tax Adjustments
• Other Income Tax Adjustments, net		(0.11)	0.01	-	(0.02)	(0.12)

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		$0.11	$0.04	$0.02	$(0.02)	$0.15

2011 Adjustments – Guidance-Related (2)
• Pepco Energy Services Retail Energy Supply – Net Mark-to-market Losses		-	(0.05)	-	-	(0.05)

2011 Earnings (loss) per share from Continuing Operations (GAAP) (4)		$0.11	$(0.01)	$0.02	$(0.02)	$0.10

(1) The 2010 weighted average number of basic and diluted shares outstanding was 225 million.
(2) Management believes the special items and guidance related non-GAAP adjustments are not representative of the Company's ongoing business operations.
(3) The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.01 per share.
(4) The 2011 weighted average number of basic and diluted shares outstanding was 227 million.

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SEGMENT INFORMATION

	Year Ended December 31, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated

Operating Revenue	$ 4,650	$ 1,238	$ 48		$ (16)	$ 5,920
Operating Expenses (b)	4,150	1,206	(30)	(c)	(43)	5,283
Operating Income	500	32	78		27	637
Interest Income	1	1	4		(5)	1
Interest Expense	208	3	13		30	254
Impairment Losses	-	-	-		(5)	(5)
Other Income (Expenses)	29	3	(4)		2	30
Preferred Stock Dividends	-	-	3		(3)	-
Income Tax Expense (d)	112	9	27		1	149
Net Income (Loss) from Continuing Operations	210	24	35	(c)	(9)	260
Total Assets (Excluding Assets Held For Sale)	11,008	565	1,499		1,838	14,910
Construction Expenditures	$ 888	$ 14	$ -		$ 39	$ 941

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(16) million for Operating Revenue, $(16) million for Operating Expense, $(22) million for Interest Income, $(22) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $426 million, consisting of $394 million for Power Delivery, $17 million for Pepco Energy Services, $2 million for Other Non-Regulated, and $13 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of cross-border energy leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a  $22 million reversal of previously recognized tax benefits for Other Non-Regulated associated with the early termination of cross-border energy leases held in trust.

	Year Ended December 31, 2010
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)		PHI Consolidated

Operating Revenue	$ 5,114		$ 1,883	$ 54	$ (12)		$ 7,039
Operating Expenses (b)(c)	4,611	(d)	1,812	6	(14)		6,415
Operating Income	503		71	48	2		624
Interest Income	2		1	3	(6)		-
Interest Expense	207		16	12	71		306
Other Income (Expenses)	20		2	(2)	1		21
Loss on Extinguishment of Debt	-		-	-	(189)	(e)	(189)
Preferred Stock Dividends	-		-	3	(3)		-
Income Tax Expense (Benefit)	112	(f)	22	9	(132)	(g)	11
Net Income (Loss) from Continuing Operations	206		36	25	(128)		139
Total Assets (Excluding Assets Held For Sale)	10,621		623	1,537	1,582		14,363
Construction Expenditures	$ 765		$ 7	$ -	$ 30		$ 802

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(12) million for Operating Revenue, $(10) million for Operating Expense, $(36) million for Interest Income, $(36) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $393 million, consisting of $357 million for Power Delivery, $24 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $11 million for Corporate and Other.

(c)	Includes restructuring charge of $30 million, consisting of $29 million for Power Delivery and $1 million for Corporate and Other.
(d)	Includes $11 million expense related to effects of Pepco divestiture-related claims.
(e)
Includes $174 million ($104 million after-tax) related to loss on extinguishment of debt and $15 million ($9 million after-tax) related to the reclassification of treasury rate lock losses from AOCL to income related to cash tender offers for debt made in 2010.

(f)	Includes $12 million of net Federal and state income tax benefits primarily related to adjustments of accrued interest on uncertain and effectively settled tax positions.
(g)
Includes $14 million of state tax benefits resulting from the restructuring of certain PHI subsidiaries and $17 million of state income tax benefits associated with the loss on extinguishment of debt, partially offset by a charge of $3 million to write off deferred tax assets related to the Medicare Part D subsidy.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	UNAUDITED
	(Millions of dollars, except per share data)
Operating Revenue
Power Delivery	$979	$1,103	$4,650	$5,114
Pepco Energy Services	245	403	1,238	1,883
Other	10	11	32	42
Total Operating Revenue	1,234	1,517	5,920	7,039

Operating Expenses
Fuel and purchased energy	675	948	3,422	4,631
Other services cost of sales	44	42	172	140
Other operation and maintenance	232	248	914	884
Restructuring charge	-	16	-	30
Depreciation and amortization	101	107	426	393
Other taxes	105	107	451	434
Gain on early termination of finance leases held in trust	-	-	(39)	-
Deferred electric service costs	(14)	(39)	(63)	(108)
Effects of Pepco divestiture-related claims	-	-	-	11
Total Operating Expenses	1,143	1,429	5,283	6,415

Operating Income	91	88	637	624

Other Income (Expenses)
Interest and dividend income	1	-	1	-
Interest expense	(65)	(66)	(254)	(306)
Gain (loss) from equity investments	1	-	(3)	(1)
Loss on extinguishment of debt	-	(54)	-	(189)
Impairment losses	(5)	-	(5)	-
Other income	6	5	33	22
Total Other Expenses	(62)	(115)	(228)	(474)

Income (Loss) from Continuing Operations Before Income Tax Expense	29	(27)	409	150

Income Tax Expense (Benefit) Related to Continuing Operations	6	(41)	149	11

Net Income from Continuing Operations	23	14	260	139

(Loss) Income from Discontinued Operations, net of Income Taxes	(4)	19	(3)	(107)

Net Income	$19	$33	$257	$32

Earnings per share of common stock from Continuing Operations	$0.10	$0.06	$1.15	$0.62
(Loss) earnings per share of common stock from Discontinued Operations	(0.02)	0.08	(0.01)	(0.48)
Earnings per share of common stock	$0.08	$0.14	$1.14	$0.14

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
ASSETS	December 31, 2011	December 31, 2010

	(millions of dollars)

CURRENT ASSETS
Cash and cash equivalents	$ 109	$ 20
Restricted cash equivalents	11	11
Accounts receivable, less allowance for uncollectible accounts of $49 million and $51 million, respectively	929	1,027
Inventories	132	126
Derivative assets	5	45
Prepayments of income taxes	74	276
Deferred income tax assets, net	59	90
Prepaid expenses and other	120	51
Conectiv Energy assets held for sale	-	111
Total Current Assets	1,439	1,757

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,196	1,915
Investment in finance leases held in trust	1,349	1,423
Income taxes receivable	84	114
Restricted cash equivalents	15	5
Assets and accrued interest related to uncertain tax positions	37	11
Other	163	169
Conectiv Energy assets held for sale	-	6
Total Investments and Other Assets	5,251	5,050

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	12,855	12,120
Accumulated depreciation	(4,635)	(4,447)
Net Property, Plant and Equipment	8,220	7,673

TOTAL ASSETS	$ 14,910	$ 14,480

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
LIABILITIES AND EQUITY	December 31, 2011	December 31, 2010
	(millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$ 732	$ 534
Current portion of long-term debt and project funding	112	75
Accounts payable and accrued liabilities	549	587
Capital lease obligations due within one year	8	8
Taxes accrued	110	96
Interest accrued	47	45
Liabilities and accrued interest related to uncertain tax positions	3	3
Derivative liabilities	26	66
Other	274	321
Liabilities associated with Conectiv Energy assets held for sale	-	62
Total Current Liabilities	1,861	1,797

DEFERRED CREDITS
Regulatory liabilities	526	528
Deferred income taxes, net	2,863	2,714
Investment tax credits	22	26
Pension benefit obligation	424	332
Other postretirement benefit obligations	469	429
Income taxes payable	-	2
Liabilities and accrued interest related to uncertain tax positions	32	148
Derivative liabilities	6	21
Other	191	175
Liabilities associated with Conectiv Energy assets held for sale	-	10
Total Deferred Credits	4,533	4,385

LONG-TERM LIABILITIES
Long-term debt	3,794	3,629
Transition bonds issued by ACE Funding	295	332
Long-term project funding	13	15
Capital lease obligations	78	86
Total Long-Term Liabilities	4,180	4,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value - authorized 400,000,000 shares, 227,500,190 and 225,082,252 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,325	3,275
Accumulated other comprehensive loss	(63)	(106)
Retained earnings	1,072	1,059
Total Shareholders’ Equity	4,336	4,230
Non-controlling interest	-	6
Total Equity	4,336	4,236

TOTAL LIABILITIES AND EQUITY	$ 14,910	$ 14,480

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2011	2010	2011	2010
Regulated T&D Electric Sales
Residential	3,514	3,877	17,728	18,398
Commercial and industrial	7,377	7,730	31,282	32,045
Transmission and other	75	78	256	260
Total Regulated T&D Electric Sales	10,966	11,685	49,266	50,703

Default Electricity Supply Sales
Residential	2,977	3,566	15,545	17,385
Commercial and industrial	1,415	1,542	6,168	7,034
Other	19	25	73	93
Total Default Electricity Supply Sales	4,411	5,133	21,786	24,512

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$144	$154	$683	$683
Commercial and industrial	208	215	884	883
Transmission and other	83	76	324	292
Total Regulated T&D Electric Revenue	435	445	1,891	1,858

Default Electricity Supply Revenue
Residential	305	378	1,668	2,022
Commercial and industrial	134	152	642	733
Other	27	41	152	196
Total Default Electricity Supply Revenue	466	571	2,462	2,951

Other Electric Revenue	17	16	67	68

Total Electric Operating Revenue	$918	$1,032	$4,420	$4,877

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Bcf)
Residential	1	3	7	8
Commercial and industrial	2	2	5	5
Transportation and other	2	1	7	6
Total Regulated Gas Sales	5	6	19	19

Regulated Gas Revenue (Millions of dollars)
Residential	$31	$40	$113	$118
Commercial and industrial	16	21	61	65
Transportation and other	2	3	9	8
Total Regulated Gas Revenue	49	64	183	191
Other Gas Revenue	12	7	47	46

Total Gas Operating Revenue	$61	$71	$230	$237

Total Power Delivery Operating Revenue	$979	$1,103	$4,650	$5,114

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POWER DELIVERY – CUSTOMERS
	December 31, 2011	December 31, 2010

Regulated T&D Electric Customers (in thousands)
Residential	1,636	1,635
Commercial and industrial	198	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,836	1,835

Regulated Gas Customers (in thousands)
Residential	115	114
Commercial and industrial	9	9
Transportation and other	-	-
Total Regulated Gas Customers	124	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Heating Degree Days	1,267	1,635	3,968	4,231
20 Year Average	1,542	1,519	4,311	4,248
Percentage Difference from Average	-18%	8%	-8%	-
Percentage Difference from Prior Year	-23%		-6%

Cooling Degree Days	14	32	1,684	1,860
20 Year Average	30	29	1,361	1,310
Percentage Difference from Average	-53%	10%	24%	42%
Percentage Difference from Prior Year	-56%		-9%

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PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011		2010	2011		2010

Retail Electric Sales (GWh)	1,360	(4)	2,303	7,080	(4)	11,560

Retail Energy Supply (1)
Operating Revenue (2) (3)	$ 185		$ 344	$ 996		$ 1,704
Cost of Goods Sold (2)	186		316	936		1,568
Gross Margin	(1)	(5)	28	60	(5)	136

Operation and Maintenance Expenses	8		15	36		53
Depreciation	2		7	10		16
Operating Expense	10		22	46		69

Operating (Loss) Income	(11)		6	14		67

Energy Services
Operating Revenue (2)	$ 64		$ 61	$ 257		$ 197
Cost of Goods Sold (2)	49		44	185		141
Gross Margin	15		17	72	(6)	56

Operation and Maintenance Expenses	10		10	40		37
Depreciation	2		2	7		7
Operating Expense	12		12	47		44

Operating Income	3		5	25		12

Unallocated Overhead Cost	1		2	7		8

Operating (Loss) Income	$ (9)		$ 9	$ 32		$ 71

Notes:

(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Service businesses are not eliminated.

(3)	Includes mark-to-market losses of $18 million for the three months ended December 31, 2011. Includes mark-to-market losses of $30 million and $2 million for the full years 2011 and 2010, respectively.

(4)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind down of the retail energy supply business.

(5)	Retail Energy Supply gross margin decreased due to the continuing expiration of existing retail supply contracts and mark-to-market losses on gas and electric derivative contracts.

(6)	Energy Services gross margin increased due to more activity in the energy performance and high voltage construction businesses.

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